SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 June 16, 1999

                                ICOS CORPORATION

Delaware                                0-19171                  91-1463450
(State or other jurisdiction of   (Commission File No.)       (I.R.S. Employer
incorporation or organization)                               Identidication No.)

22021 20th Avenue Southeast, Bothell  WA                          98021
(Address of principal executive offices)                        (Zip code)

                                   (425) 485-1900
                  (Registrant's telephone number, including area code)

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ITEM 5:     Other Events

The registrant issued the following press release on June 16, 1999:

ICOS Corporation (NASDAQ:ICOS) announced today the appointment of Paul N. Clark, 52, as the company's new Chief Executive Officer and President. George B. Rathmann, Chairman since 1990 and CEO and
President since 1991, will continue in his role as Chairman of the Board. Mr. Clark has twenty-five years of experience in the pharmaceutical industry and was most recently with Abbott Laboratories for fourteen years before retiring in 1998. Mr. Clark was Executive Vice President, a member of the Board of Directors and, previous to that, was President of the Pharmaceutical Division where he was responsible for growing Abbott's pharmaceutical business. His responsibilities at Abbott also included chemical and agricultural products. In announcing the appointment, George B. Rathmann, Chairman of the Board of Directors for ICOS said,
"Paul brings a distinguished career in pharmaceuticals and we have had the good fortune over the past four years to work closely with him through a corporate collaboration with Abbott. Paul is known and well respected throughout ICOS and his experience is well suited to bringing the company to the stage of commercialization."

"I am enthusiastic about joining ICOS," said Paul Clark. "The company has an outstanding scientific team with leaders in fields that include inflammation and an excellent development group that is conducting numerous clinical trials. The company has been able to finance its operations as necessary and has a very strong Board of Directors. With the company's plans to bring significant products to market, I believe my background in the pharmaceutical industry can add value. It will be a privilege to work with George Rathmann who has contributed so much to ICOS and the biotech industry."

ICOS is discovering and developing new pharmaceuticals by seeking points of intervention in the inflammatory process that may lead to more specific and efficacious drugs. The Company's research and drug development programs involve both acute and chronic conditions such as acute respiratory distress syndrome, hemorrhagic shock, ischemic stroke, myocardial infarction, erectile dysfunction, pancreatitis and psoriasis.

ITEM 7:    Financial Statements, Pro Forma Financial Information and Exhibits
    (c)    See Exhibit Index

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                               INDEX TO EXHIBITS
                                                                     Page
20.1       Press release issued June 16, 1999                          #




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# Filed with this document

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the ubdersigned thereunto duly authorized.

                                                 ICOS Corporation

Date:  June 16, 1999                             By:/S/ HOWARD S. MENDELSOHN
--------------------                                ------------------------
                                                    Howard S. Mendelsohn
                                                    Chief Accounting Officer

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